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                                                                   EXHIBIT 10.24



                           SUB-SUBLEASE AGREEMENT

         This Sub-sublease Agreement (the "Sub-sublease Agreement made as of the 18th day of December, 1998, by and between Project Discovery, Inc., having an office at 6400 Fiddlers Green Circle, Suite 650, Englewood, Colorado 80111 (sometimes hereinafter referred to as "Sub-sublessor"), and MPOWER Solutions, Inc. (hereinafter referred to as "Sub-sublessee");

                              W I T N E S S E T H :

         WHEREAS, by that certain Lease Agreement dated as of the 21st day of April, 1995, as amended (hereinafter referred to as the "Prime Lease", which is attached hereto as "Exhibit A" and is by this reference incorporated herein and made a part hereof), Property Colorado OBJLW One Corporation's predecessor in interest Huntington Beach Company (hereinafter referred to as the "Landlord"), leased to Echo Bay Management Corp. (hereinafter referred to as "Sublessor") as lessee under the Prime Lease, approximately 64,473 square feet of rentable area, which rentable area included the entire fifth (5th) floor of the building known as Plaza Tower One and which is located at 6400 Fiddlers Green Circle, Englewood Colorado 8011 (hereinafter referred to as the "Building"), at the rent and upon and subject to the terms and conditions set forth in the Prime Lease; and

         WHEREAS, by Sublease Agreement dated as of the 17th day of June, 1997, as amended (hereinafter referred to as the "Sublease", which is attached hereto as "Exhibit B" and is by this reference incorporated herein and made a part hereof), Sublessor leased to Your Choice TV, L.L.C., as sublessee under the Sublease, approximately 4,154 square feet of rentable area on the fifth (5th) floor and 8,346 square feet of rentable area on the sixth (6th) floor of the Building, at the rent and upon and subject to the terms and conditions set forth in the Sublease; and

         WHEREAS, Sub-sublessor acquired all of the right, title and interest of Your Choice TV, L.L.C. in and to the Sublease by the Assignment of Sublease and Assumption Agreement dated September 18, 1998 (attached hereto as "Exhibit C"); and

         WHEREAS, Sublessor consented to the Assignment of Sublease and Assumption Agreement between Your Choice TV, L.L.C. and Sub-sublessor by signing the Consent to Assignment dated September 29, 1998 (attached hereto as "Exhibit D"); and

         WHEREAS, Sub-sublessee desires to sublet from Sub-sublessor approximately 4,154 rentable square feet on said fifth (5th) floor;

         NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

         1. Demised Premises. Sub-sublessor does hereby sublease to Sub-sublessee, and Sub-sublessee does hereby sublease from Sub-sublessor, for the term and upon the


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conditions hereinafter provided, an area of approximately 4,154 square feet of rentable area on the fifth (5th) floor of the Building (such area being hereinafter referred to as the "Demised Premises"). The Demised Premises has been assigned Suite # 520, and is outlined in red on the floor plan attached hereto and made a part hereof as Exhibit E.

         2. As-Is Condition. Sub-sublessor hereby subleases to Sub-sublessee, and Sub-sublessee hereby hires from Sub-sublessor, the Demised Premises, upon and subject to the terms and conditions herein set forth, in its "as is" condition existing on the date possession is delivered to Sub-sublessee, without requiring any alterations, improvements, repairs or decorations to be made by Sub-sublessor, or at Sub-sublessor's expense, either at the time possession is given to Sub-sublessee or during the entire term of this Sub-sublease Agreement, or any extension thereof. In connection therewith, Sub-sublessee represents that it has thoroughly examined the Building and the Demised Premises to the extent it has been deemed appropriate.

         3. Term. Subject to obtaining the prior written consent of Landlord and Sublessor, the term of this Sub-sublease Agreement shall commence as of the 1st day of January, 1999, and shall end on the 16th day of December, 2002, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sub-sublease Agreement or pursuant to law. In the event that either Sublessor's or Landlord's consent has not been obtained by January 31, 1999, or such later date as Sub-sublessor and Sub-sublessee may agree to in writing, this Sub-sublease Agreement shall be and become null and void and of no further force or effect.

         4. Monthly Base Rent. The monthly base rent which Sub-sublessee hereby agrees to pay to Sub-sublessor in advance, and Sub-sublessor hereby agrees to accept, shall be the sum of Eight Thousand Three Hundred Eight and No/100 Dollars ($8,308.00), commencing at the beginning of the term of this Sub-sublease Agreement and continuing thereafter on the first day of each and every calendar month during the term of this Sub-sublease Agreement. If the obligation of Sub-sublessee to pay rent hereunder begins on a day other than on the first day of a calendar month, rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly installment for each day payable in advance. The monthly base rent, additional rent and any other charges herein reserved or payable shall be paid to Sub-sublessor at its offices at 7700 Wisconsin Avenue, Bethesda, ME) 20814, Attention: Director of Administration, or at such other place as Sub-sublessor may designate in writing, in lawful money of the United States of America without demand therefor and without any deduction, setoff or abatement whatever, except as expressly provided in this Sub-sublease Agreement.

         5. Additional Rent. Sub-sublessee agrees to pay to Sub-sublessor, as additional rent under this Sub-sublease Agreement, thirty-three percent (33%) (such percentage representing Sub-sublessee's pro rata share of the total square feet of rentable area in the Building leased by Sub-sublessor), of the amount of any additional rent payable by Sub-sublessor under the Sublease on account of rent escalations pursuant to the section of the Sublease entitled "Additional Rent." Any additional rent which may be payable to Sub-sublessor shall be apportioned during the year in which the term of this Sub-sublease



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Agreement commences and during the year in which such term shall end, such that
Sub-sublessee shall be obligated to pay a proportionate share of such additional rental which is attributable to the number of days of the term hereof which are included in the period for which such additional rental is payable by Sub-sublessor under the Sublease. Sub-sublessor shall give Sub-sublessee copies of all relevant statements and bills received by Sub-sublessor pursuant to the applicable provisions of the Sublease, together with a statement of the amount of additional rent, if any, which Sub-sublessee is required to pay under this paragraph. Sub-sublessee shall pay additional rent within thirty (30) days of receipt of this statement. Sub-sublessee shall also pay to Sub-sublessor, as additional rent under this Sub-sublease Agreement, One Hundred percent (100%) of the amount of any additional rent payable by Sub-sublessor under the Sublease on account of charges, fees, and expenses incurred due to Sub-sublessee's use of the Demised Premises pursuant to the section of the Sublease entitled "Additional Fees and Expenses." Sub-sublessee's obligation to pay additional rent shall survive the termination of this Sub-sublease Agreement.

         6. Deposit. Simultaneously with the execution of this Sub-sublease Agreement, Sub-sublessee shall deposit with Sub-sublessor the sum of Eight Thousand Three Hundred Eight and No/100 Dollars ($8,308.00), and provided there are then no uncured defaults by Sub-sublessee under the terms of this Sub-sublease Agreement, said deposit shall be a deposit for and applied as a credit toward the last payment of monthly base rent due hereunder. The deposit provided herein shall be considered as security for the payment and performance by Sub-sublessee of all Sub-sublessee's obligations, covenants, conditions and agreements under this Sub-sublease Agreement, until such time as said deposit may be applied as monthly base rent as hereinabove required. In the event of any default by Sub-sublessee hereunder, Sub-sublessor shall have the fight, but shall not be obligated, to apply all or any portion of the deposit to cure such default, in which event Sub-sublessee shall be obligated to promptly deposit with Sub-sublessor that portion of the deposit used to cure such default. In the event Sub-sublessee fails to perform its obligations and to take possession of the Demised Premises on the appropriate commencement date provided herein, said deposit shall not be deemed liquidated damages shall not preclude Sub-sublessor from recovering additional damages incurred by Sub-sublessor.

         7. Use. Sub-sublessee will use and occupy the Demised Premises solely for general office purposes and in accordance with the use permitted under the applicable zoning regulations. Without the prior written consent of Landlord, Sublessor and Sub-sublessor, the Demised Premises will not be used for any other purposes.

         8. Parking. Sub-sublessee shall have the right to sublease from Sub-sublessor a total of up to fifteen (15) parking spaces in the Parking Garage located in the Improved Area (as such terms "Parking Garage" and "Improved Area" are defined in Paragraph 1 of the Prime Lease) at a rental rate of Twenty-Five and No/100 Dollars ($25.00) per space per month. Such allocation of fifteen (15) parking spaces represents Sub-sublessee's pro rata share of parking spaces allocated under the Sublease to Sub-sublessor, which allocation is one (1) parking space per 277.778 rentable square feet leased by Sub-sublessor from Sublessor. Other than those parking spaces which Sub-sublessee leases from Landlord, Sublessor, or any third party at the time of execution of this Sub-sublease Agreement under a presently-existing lease, sublease, or other agreement, Sub-sublessee shall not lease any parking spaces directly from Landlord, Sublessor, or any third party, unless and until all 15



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parking spaces in this "Parking" provision are leased by Sub-sublessee from
Sub-sublessor. Sub-sublessee's use of the Parking Garage shall be subject to all of the rules, regulations, and limitations established from time to time by the Landlord.

         9. Alterations. Sub-sublessee shall not make any alteration, improvement, decoration, or installation (hereinafter called "Alterations") in or to the Demised Premises, without in each instance obtaining the prior written consent of Landlord, Sublessor and Sub-sublessor. If any Alterations are made without consent, Landlord, Sublessor or Sub-sublessor may remove the same, and may correct, repair and restore the Demised Premises and any damage arising from such removal, and Sub-sublessee shall be liable for any and all costs and expenses incurred by Landlord, Sublessor or Sub-sublessor in the performance of this work.

         Sub-sublessee may have any Alterations performed by contractors of its own choice, at its expense, provided that Sub-sublessee has obtained written approval of the contractor by Landlord, Sublessor and Sub-sublessor, which approval of Sub-sublessor will be based upon the contractor's being properly licensed and his financial posture, experience and past job performance, as well as any other criteria set forth in the Prime Lease. The design of all Alterations undertaken by Sub-sublessee shall be subject to prior written approval of Landlord, Sublessor and Sub-sublessor and shall not be commenced until such approval is obtained. With reasonable notice to Sub-sublessee, Landlord, Sublessor and Sub-sublessor shall at all times have the right to inspect the work performed by any contractor selected by Sub-sublessee during normal business hours.

         Sub-sublessee shall, upon request of Landlord, Sublessor or Sub-sublessor, remove said Alterations, repair all damage resulting from such removal and restore the Demised Premises to the condition as of the date possession was delivered to Sub-sublessee. If Sub-sublessee fails or refuses to remove such Alterations, or fails to correct, repair and restore the Demised Premises, Landlord, Sublessor or Sub-sublessor may cause the same to be removed, and repairs and restoration to be made, in which event Sub-sublessee shall reimburse to the party who caused-said Alterations to be removed and repairs made, the cost of such removal, repairs and restoration, together with any and all damages which Landlord, Sublessor or Sub-sublessor may suffer and sustain by reason of Sub-sublessee's failure or refusal to remove said Alterations.

         10. Sub-sublessee's Personal Property. All of Sub-sublessee's personal property in the Demised Premises shall be at the sole risk of Sublessee. Upon the expiration or earlier termination of this Sub-sublease Agreement, Sub-sublessee shall remove all of its furniture, furnishings and equipment, shall repair all damage resulting from such removal or its use of the Demised Premises, and shall surrender the Demised Premises, as so required, in good condition, subject only to reasonable wear and tear and to damage, if any, by fire or other casualty. The obligations of Sub-sublessee as herein provided shall survive the termination of this Sub-sublease Agreement.

         Sub-sublessor and Sub-sublessee are executing on the same date hereof a bill of sale (attached as Exhibit F hereto) for the sale from Sub-sublessor to Sub-sublessor of certain personal property located in the Demised Premises.



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         11. Terms of Prime Lease and Sublease. All of the terms, provisions, covenants and conditions of both the Prime Lease and Sublease are incorporated herein by reference and hereby made a part of and are superior to this Sub-sublease Agreement, except as herein otherwise expressly provided.

         Sub-sublessee shall be obligated, however, to pay only the rent and additional rent provided for in this Sub-sublease Agreement and not the amounts of rent and rental escalations provided under the Sublease to be paid by Sub-sublessor as sublessee. As between the Sub-sublessor and Sub-sublessee hereto, Sub-sublessee hereby assumes all of the obligations of the Sub-sublessor, as the sublessee under the Sublease, but only to the extent they are applicable to the Demised Premises. Sub-sublessee shall obtain and maintain all insurance types and coverages as specified in the Prime Lease and Sublease to be obtained and maintained by Sub-sublessor, as sublessee, in amounts not less than those specified in the Prime Lease and Sublease. All politics of insurance obtained by Sub-sublessee shall name Landlord, its property manager and asset manager, Sublessor and Sub-sublessor as additional insureds thereon in accordance with the Prime Lease and Sublease. Sub-sublessee's insurance shall be primary over Landlord's, Sublessor's, and Sub-sublessor's insurance. Sub-sublessee will upon the commencement of the term hereof and on each anniversary date thereafter deliver to Sub-sublessor certificates reflecting that Sub-sublessee has obtained and is maintaining the required insurance coverages in the appropriate amounts.

         Notwithstanding anything in this Sub-sublease Agreement to the contrary, Sub-sublessee agrees that Sub-sublessor shall not be obligated to furnish for Sub-sublessee any services of any nature whatsoever, including, without limitation, the furnishing of heat, electrical energy, air conditioning, elevator service, cleaning, window washing, security or rubbish removal services. Sub-sublessor, however, shall be obligated to send to Sublessor copies of any notices or requests for services required as permitted under the Sublease which Sub-sublessee has provided to Sub-sublessor.

         The following provisions of the Sublease are not incorporated herein Sections 1.5, 2.3, 3.2, Article 5, and Article 6.

         Sub-sublessor shall have all of the rights of Sublessor under the Sublease as against Sub-sublessee but, except as otherwise expressly provided herein, Sub-sublessor shall have no obligation hereunder except with respect to warranting Sub-sublessee's quiet enjoyment of the Demised Premises for so long as Sub-sublessee is not in default hereunder beyond applicable cure periods.

         Sub-sublessee acknowledges (i) that it has received a true copy of the Prime Lease and Sublease, (ii) that it has reviewed the Prime Lease and Sublease, and (iii) that it is familiar with the contents thereof.

         12. Sub-sublessee's Covenants, Sub-sublessee covenants and agrees that Sub-sublessee will not do or omit to do anything which would constitute a default under the Prime Lease, Sublease, or this Sub-sublease Agreement.



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         13. Indemnification. Sub-sublessee shall and hereby does indemnify and hold Landlord, Sublessor, and Sub-sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without Limitation, reasonable attorneys' fees) asserted against, imposed upon or incurred by Landlord, Sublessor, or Sub-sublessor by reason of (a) any violation caused, suffered or permitted by Sub-sublessee, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of the Sublease or Sub-sublease Agreement and (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Demised Premises, except as a result of the gross negligence of Sub-sublessor, or its agents, employees or invitees.

         14. Assignment and Sub-sublease Agreement. Sub-sublessee agrees not to assign, mortgage, pledge or otherwise encumber this Sub-sublease Agreement, nor to sublet the Demised Premises or any part thereof, without in each instance obtaining the prior written consent of Landlord, Sublessor, and Sub-sublessor, which consent of Sub-sublessor shall not be unreasonably withheld or delayed.

         15. Brokers. Sub-sublessee hereby represents and warrants that it has not dealt with any broker in connection with this Sub-sublease Agreement for the Demised Premises, except for Cushman & Wakefield of Colorado, Inc.

         16. Entire Agreement. This Sub-sublease Agreement contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the leasing of the Demised Premises and Sub-sublessor's obligations in connection therewith, and neither Sub-sublessor nor any agent or representative of Sub-sublessor has made or is making, and Sub-sublessee in executing and delivering this Sub-sublease Agreement is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sub-sublease Agreement. All understandings and agreements, if any, heretofore had between the parties are merged in this Sub-sublease Agreement, which alone fully and completely expresses the agreement of the parties. The failure of Sub-sublessor to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sub-sublease Agreement or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sub-sublease Agreement shall be deemed to have been made unless expressed in writing and signed by Landlord, Sublessor and Sub-sublessor. No surrender of possession of the Demised Premises or of any part thereof or of any remainder of the term of this Sub-sublease Agreement shall release Sub-sublessee from any of its obligations hereunder unless accepted by Sub-sublessor in writing. The receipt and retention by Sub-sublessor of monthly base rent or additional rent from anyone other than Sub-sublessee shall not be deemed a waiver of the breach by Sub-sublessee of any covenant, agreement, term or provision of this Sub-sublease Agreement, or as the acceptance of such other person as a tenant, or as a. release of Sub-sublessee from the further keeping, observance or performance by Sub-sublessee of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sub-sublessor of monthly base rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.



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         17. Successors and Assigns. The obligations of tiffs Sub-sublease
Agreement shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

         18. Notices. Any and all communications delivered hereunder shall be sent by first-class mail:

         if to Sub-sublessor:
                  Project Discovery, Inc.
                  6400 S. Fiddlers Green Circle
                  Suite 650
                  Englewood, CO 80111
                  Attn.: John C. Forbes

         with a copy to:
                  Patton Boggs LLP
                  2550 M. Street, N.W.
                  Washington, D.C. 20037
                  Attn.: Ross E. Eichberg, Esq.

         and if to Sub-sublessee:
                  MPOWER Solutions, Inc.
                  6400 S. Fiddlers Green Circle
                  Suite 540
                  Englewood, CO 80111
                  Attn.: Julianne W. Desmond

         with a copy to:




or to such other address and attention as any of the above shall notify the others in writing.

         19. Landlord's and Sublessor's Consent. This Sub-sublease Agreement shall be effective upon obtaining the written consent of both the Landlord and Sublessor (or of their respective duly authorized agents), and it is hereby acknowledged by Sub-sublessor and Sub-sublessee that Landlord's and Sublessor's consent to this Sub-sublease Agreement shall not make either Landlord or Sublessor (or their respective duly authorized agents) a party to tiffs Sub-sublease Agreement, shall not create any contractual liability or duty on the part of either Landlord or Sublessor (or their respective duly authorized agents) to the Sub-sublessee, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of landlord, Sublessor and Sub-sublessor under the Prime Lease, Sublease, or this Sub-sublease Agreement in respect of the Demised Premises.



                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, Sub-sublessor and Sub-sublessee have duly executed this Sub-sublease Agreement as of the day and year first above written.

                                        SUB-SUBLESSEE:
                                        MPOWER SOLUTIONS, INC.

                                        By: [SIGNATURE ILLEGIBLE]

                                        Its: [TITLE ILLEGIBLE]

                                        SUB-SUBLESSOR:

                                        PROJECT DISCOVERY, INC.

                                        By:

                                        Its:

         This Sub-sublease Agreement is consented to by the Sublessor by and through its duly authorized agent upon the terms acknowledged by Sub-sublessor and Sub-sublessee in the paragraph of this Sub-sublease Agreement entitled "Landlord's and Sublessor's Consent".

                                        SUBLESSOR:


                                        By: [SIGNATURE ILLEGIBLE]
                                            ------------------------------------
                                        Its: [TITLE ILLEGIBLE]
                                            ------------------------------------



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